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                                                                    EXHIBIT 99.1

[IVIVI LOGO]

         IVIVI TECHNOLOGIES APPROVED FOR LISTING ON NASDAQ STOCK MARKET

       TRADING EXPECTED TO COMMENCE JANUARY 2, 2008 UNDER THE SYMBOL IVVI

NORTHVALE, NJ - DECEMBER 21, 2007 - Ivivi Technologies, Inc. (AMEX:II), a leader in non-invasive, electrotherapeutic technologies, today announced that it has received approval for the listing of its common stock on the NASDAQ Capital Market and intends to withdraw its common stock from listing on the American Stock Exchange. Ivivi anticipates that trading of its common stock on the NASDAQ Capital Market will begin on January 2, 2008 under the symbol NASDAQ: IVVI. Ivivi also expects that the trading of its common stock on the American Stock Exchange will cease at the close of business on December 31, 2007.

"The decision to move to NASDAQ was reached after careful consideration of capital market alternatives and analysis of the electronic market model, which should provide added visibility to our investors," said Andre' DiMino, Vice Chairman and Co-CEO of Ivivi.

David Saloff, Co-CEO added, "We believe that NASDAQ's electronic multiple market maker structure will provide our Company with enhanced exposure and liquidity, while at the same time providing investors with better prices, faster execution, and lower cost per trade. We are proud to be a part of The NASDAQ Stock Market."

NASDAQ(R) is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ NewsroomSM http://www.nasdaq.com/newsroom.

ABOUT IVIVI TECHNOLOGIES, INC.
Based in Northvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on pulsed electromagnetic field, or PEMF, technology, which, by creating a therapeutic electrical current in injured soft tissue, modulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. The Company's Electroceuticals(TM) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including those related to our cardiac study at the Cleveland Clinic, strategic partnerships and future sales. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking

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statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2007. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:                  PUBLIC RELATIONS CONTACT:
---------------------------                  -------------------------
Cameron Associates                           Avalanche Strategic Communications
Alison Ziegler or Lester Rosenkrantz;        Denyse Dabrowski
212-554-5469                                 201-488-0049  Mobile: 201-916-7122
alison@cameronassoc.com                      denyse@avalanchepr.com
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Deanne Eagle for Media
212-554-5463
deanne@cameronassoc.com
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